EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1)
On August 17, 2023, the Insight XI Funds (as defined below) distributed an aggregate of 504,967 Ordinary Shares, par value NIS 0.01 per share, of the issuer (“Ordinary Shares”) to their partners on a pro rata basis in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities, with no consideration being paid in connection therewith (the “Insight XI Funds Distribution”) and the Insight X Funds (as defined below) distributed an aggregate of 2,685,452 Ordinary Shares to their partners on a pro rata basis in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities, with no consideration being paid in connection therewith (the “Insight X Funds Distribution” ).

(2)
In connection with Insight XI Funds Distribution and the Insight X Funds Distribution, Insight Venture Associates X, L.P. (“IVA X”), the general partner of each of the Insight X Funds (as defined below), acquired direct ownership of 298,897 Ordinary Shares, IVP (Venice), L.P. (“IVP Venice”), an entity controlled by Insight Holdings Group, LLC (“Holdings”), acquired direct ownership of 138,274 Ordinary Shares, Insight Venture Partners X (Class A), L.P. (“IVP X Class A”), an entity controlled by Holdings, acquired direct ownership of 79,518 Ordinary Shares and Insight Partners XI (Class A), L.P. (“IP XI Class A”), an entity controlled by Holdings, acquired direct ownership of 20,745 Ordinary Shares, with no consideration being paid in connection therewith.

(3)
On August 17, 2023, IVA X distributed 298,939 Ordinary Shares directly owned by IVA X pro rata to its partners (the “IVA X Distribution”), IVP Venice distributed 138,274 Ordinary Shares directly owned by IVP Venice pro rata to its partners (the “IVP Venice Distribution”), IVP X Class A distributed 79,518 Ordinary Shares directly owned by IVP X Class A pro rata to its partners (the “IVP X Class A Distribution”) and IP XI Class A distributed 20,745 Ordinary Shares directly owned by IP XI Class A pro rata to its partners (the “IP XI Class A Distribution” and together with the Insight XI Funds Distribution, the Insight Fund X Distribution, the IVA X Distribution, the IVP Venice Distribution and the IVP X Class A Distribution, the “Distributions”), in each case, in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities, with no consideration being paid in connection therewith.

(4)
The respective partners of the Insight XI Funds, the Insight X Funds, IVA X, IVP Venice, IVP X Class A and IP XI Class A, including IVA X, IVP Venice, IVP X Class A and IP XI Class A, did not furnish any consideration in exchange for shares received in connection with the Distributions. Following the reported transactions, the Insight Funds held a total of 205,324 Ordinary Shares.

(5)
The reporting person is a member of the board of managers of Holdings. Holdings is the sole shareholder of Insight Associates (EU) XI, SARL, which in turn is the general partner of Insight Partners (EU) XI, S.C.Sp. (“IP EU”). Holdings is also the sole shareholder of Insight Associates XI, Ltd., which in turn is the general partner of Insight Associates XI, L.P., which in turn is the general partner of Insight Partners XI, L.P. (“IP XI”), Insight Partners (Cayman) XI, L.P. (“IP Cayman”), Insight Partners (Delaware) XI, L.P. (“IP Delaware”), Insight Partners XI (Co-Investors), L.P. (“IP Coinvest”), Insight Partners XI (Co-Investors) (B), L.P. (collectively with IP XI, IP Cayman, IP Delaware, IP Coinvest and IP EU, the “Insight XI Funds”) and IP XI Class A.

(6)
Holdings is also the sole shareholder of Insight Venture Associates X, Ltd. (“IVA X Ltd”), which in turn is the general partner of IVA X, which in turn is the general partner of each of Insight Venture Partners X, L.P., Insight Venture Partners (Cayman) X, L.P., Insight Venture Partners (Delaware) X, L.P., Insight Venture Partners X (Co-Investors), L.P. (collectively, the “Insight X Funds”) and IVP X Class A. In addition, Holdings is the sole shareholder of IVA X Ltd, which is the manager of IVP GP (Venice), LLC, which in turn is the general partner of IVP Venice.

(7)
All Ordinary Shares indicated as indirectly owned by the reporting person are included herein because the reporting person is a member of the board of managers of Holdings. Furthermore, the reporting person disclaims beneficial ownership of all Ordinary Shares held of record by the Insight XI Funds, the Insight X Funds, IVA X, IVP Venice, IVP X Class A and IP XI Class A (collectively, the “Insight Funds”), except to the extent of his pecuniary interest therein.

(8)
On August 17, 2023 JPH Private Investments LLC (“JPH Private”) acquired direct ownership of 119,229 Ordinary Shares in connection with the Distributions, JPH DE Trust Holdings LLC (“JPH Trust”) acquired direct ownership of 809 Ordinary Shares in connection with the Distributions and JPH 2020 DE Trust Holdings LLC (“JPH 2020 Trust”) acquired direct ownership of 506 Ordinary Shares in connection with the Distributions. The reporting person controls JPH Private, JPH Trust and JPH 2020 Trust. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, the reporting person may be deemed to be the beneficial owner of the securities owned by JPH Private, JPH Trust and JPH 2020 Trust.

(9)
The Ordinary Shares are represented by 4,797 restricted stock units which vested in four equal quarterly installments beginning on August 14, 2021, 9,552 restricted stock units which vested in four equal quarterly installments beginning on August 17, 2022 and 7,826 restricted stock units which vest in four equal quarterly installments beginning on August 16, 2023.